Ex-99.(g)(39)

December 16, 2022

State Street Bank and Trust Company Attn:

Geoffrey Brainard

Channel Center One

Iron St Boston, MA

02110

Re: VIT Funds Name Changes and Removal of Fund from Custodian

Contract Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and among Goldman Sachs Trust, Goldman Sachs Trust II, Goldman Sachs MLP and Energy Renaissance Fund, Goldman Sachs Variable Insurance Trust, Cayman Commodity TTIF, LLC, Cayman Commodity-MMA, LLC, Cayman Commodity-MMA II, LLC, Cayman Commodity MMA III, LLC, Cayman Commodity-MMA IV, LLC, Cayman Commodity-MMA V, LLC, Cayman Commodity – CSF, LLC, and Cayman Commodity – ART, LLC (collectively, the “GS Parties”), and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

This is to advise you that Goldman Sachs Buffered S&P 500 Fund – October (the “October Fund”) will close. The GS Parties hereby request that the October Fund be removed from the Custodian Contract as a “Portfolio” thereunder.

This is to further advise you that (i) Goldman Sachs Buffered S&P 500 Fund – January is now known as Goldman Sachs Buffered S&P 500 Fund – Jan/Jul; (ii) Goldman Sachs Buffered S&P 500 Fund – April is now known as Goldman Sachs Buffered S&P 500 Fund – Mar/Sep; and (iii) Goldman Sachs Buffered S&P 500 Fund – July is now known as Goldman Sachs Buffered S&P 500 Fund – May/Nov (collectively, the “Existing VIT Portfolios”). In accordance with the terms of the Custodian Contract, the GS Parties hereby request Appendix A to the Custodian Contract be updated to reflect the new names of the Existing VIT Portfolios. In connection with such request, the Existing VIT Portfolios shall continue to be bound by all terms and conditions and provisions of the Agreement including, without limitation, the representations and warranties set forth in the Agreement as amended by the Amendment. All references in the Agreement to a “Portfolio” shall be deemed to apply to each Existing VIT Portfolio.

Appendix A to the Agreement shall be revised and replaced in its entirety with Appendix A attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

STATE STREET BANK AND TRUST COMPANY

By:	Kevin Murphy
Name:	Kevin Murphy
Title:	Managing Director

GOLDMAN SACHS TRUST

By:	Chris Bradford
Name:	Chris Bradford
Title:	Vice President

GOLDMAN SACHS TRUST II

By:	Chris Bradford
Name:	Chris Bradford
Title:	Vice President

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	Chris Bradford
Name:	Chris Bradford
Title:	Vice President

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By:	Chris Bradford
Name:	Chris Bradford
Title:	Vice President

CAYMAN COMMODITY-TTIF, LLC

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY-MMA, LLC

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY-MMA II, LLC

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY-MMA III, LLC

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY-MMA IV, LLC

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY-MMA V, LLC

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY – CSF, LTD.

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

CAYMAN COMMODITY – ART, LTD.

By:	Chris Bradford
Name:	Chris Bradford
Title:	Director

Appendix A

Dated as of December, 2022

Goldman Sachs Trust

Goldman Sachs Absolute Return Tracker Fund

Goldman Sachs Balanced Strategy Portfolio

Goldman Sachs Bond Fund

Goldman Sachs Clean Energy Income Fund

Goldman Sachs Commodity Strategy Fund

Goldman Sachs Core Fixed Income Fund

Goldman Sachs Defensive Equity Fund

Goldman Sachs Dynamic Global Equity Fund Goldman

Sachs Emerging Markets Debt Fund

Goldman Sachs Enhanced Income Fund

Goldman Sachs Global Core Fixed Income Fund Goldman

Sachs Global Managed Beta Fund

Goldman Sachs Government Income Fund

Goldman Sachs Growth and Income Strategy Portfolio

Goldman Sachs Growth Strategy Portfolio

Goldman Sachs High Quality Floating Rate Fund

Goldman Sachs High Yield Floating Rate Fund

Goldman Sachs High Yield Fund

Goldman Sachs Income Builder Fund

Goldman Sachs Income Fund

Goldman Sachs Inflation Protected Securities Fund

Goldman Sachs International Equity Dividend and Premium Fund

Goldman Sachs Investment Grade Credit Fund

Goldman Sachs Short-Term Conservative Income Fund

Goldman Sachs Local Emerging Markets Debt Fund

Goldman Sachs Long Short Credit Strategies Fund

Goldman Sachs Energy Infrastructure Fund

Goldman Sachs MLP Energy Infrastructure Fund

Goldman Sachs Rising Dividend Growth Fund

Goldman Sachs Satellite Strategies Portfolio

Goldman Sachs Short Duration Government Fund

Goldman Sachs Short Duration Bond Fund (f/k/a Goldman Sachs Short Duration Income Fund)

Goldman Sachs Strategic Factor Allocation Fund

Goldman Sachs Strategic Income Fund

Goldman Sachs Strategic Volatility Premium Fund

Goldman Sachs Tactical Tilt Overlay Fund

Goldman Sachs U.S. Equity Dividend and Premium Fund

Goldman Sachs U.S. Mortgages Fund

Goldman Sachs Trust II

Goldman Sachs GQG Partners International Opportunities Fund

Goldman Sachs Multi-Manager Alternatives Fund

Goldman Sachs Multi-Manager Global Equity Fund

Goldman Sachs Multi-Manager Non-Core Fixed Income Fund

Goldman Sachs Multi-Manager Real Assets Strategy Fund

Goldman Sachs Target Date Retirement Portfolio (f/k/a Goldman Sachs Target Date 2020 Portfolio)

Goldman Sachs Target Date 2025 Portfolio

Goldman Sachs Target Date 2030 Portfolio

Goldman Sachs Target Date 2035 Portfolio

Goldman Sachs Target Date 2040 Portfolio

Goldman Sachs Target Date 2045 Portfolio Goldman

Sachs Target Date 2050 Portfolio Goldman Sachs

Target Date 2055 Portfolio

Goldman Sachs Target Date 2060 Portfolio

Multi-Manager U.S. Small Cap Equity Fund

Multi-Manager International Equity Fund

Goldman Sachs MLP and Energy Renaissance Fund

Goldman Sachs Variable Insurance Trust

Goldman Sachs Buffered S&P 500 Fund – Jan/Jul

Goldman Sachs Buffered S&P 500 Fund – Mar/Sep

Goldman Sachs Buffered S&P 500 Fund – May/Nov

Cayman Commodity-TTIF, LLC

Cayman Commodity – CSF, LLC

Cayman Commodity-MMA, LLC

Cayman Commodity-MMA II, LLC

Cayman Commodity-MMA III, LLC

Cayman Commodity-MMA IV, LLC

Cayman Commodity-MMA V, LLC

Cayman Commodity-ART, LLC